EXHIBIT 10.6

                                 TALK.COM, INC.

                                  March 8, 2000




PERSONAL AND CONFIDENTIAL

Ken Baritz
Access One Communications Corp.
12001 Science Drive
Suite 130
Orlando, FL  32826

Re:      Confidentiality Agreement

Dear Ken:

      In connection with the assessment of a possible transaction (the "Transaction") involving Talk.com, Inc. (the "Company"), you have requested certain information regarding the business and affairs of the Company. The Company is willing to provide the information to you only if you agree to use the information solely to assess the Transaction and to maintain the information in confidence. Therefore, in consideration of the Company furnishing you with such information and for other good and valuable consideration, receipt and sufficiency of which is acknowledged, the parties agree as follows:

      1. As used in this Agreement, "Confidential Information" means all the information regarding the business and affairs of the Company, provided by the Company or its representatives, for the purpose of making the aforementioned assessment. Confidential Information shall exclude any information which (i) becomes available to you from a source, other than the Company, that is not under a confidentiality obligation to the Company, (ii) was known to you prior to its disclosure to you by the Company through no breach of a confidentiality obligation to the Company, (iii) is required to be disclosed by the Company or you to governmental agencies by law, or (iv) is required to be disclosed by the Company or you under operation of law. As used in this Agreement, "representative" shall mean any and all directors, officers, employees, agents or representatives, including without limitation, attorneys, accountants, consultants, potential lenders and financial advisors.

      2. You shall keep the Confidential Information confidential and shall not, without the prior written consent of the Company, disclose or permit disclosure of any Confidential Information in any manner whatsoever, in whole or in part. You shall not use Confidential Information for any purpose other than evaluating the Transaction.

      3. You hereby agree not to disclose your assessment of, or interest in, a Transaction to any person or firm other than those who have a legitimate need to know about the Transaction and to corporate counsel and to financial advisors retained by you to assist you in connection with the Transaction, and you and your representatives will use your best efforts to safeguard and protect such information from disclosure by any other person or entity.

      4. In connection with your consideration of a Transaction involving the Company and your access to, review and/or use of the Confidential Information, it is further agreed that you will not solicit for employment any employee of or to the Company for a period of one year from the date hereof, which employee or consultant served in that capacity as of the date hereof or became engaged in such capacity at any time during the term of this Agreement.

      5. The parties agree that any disclosure or use of Confidential Information in violation of this Agreement would result in irreparable damage to the Company for which no adequate remedy would be available at law. Therefore, the parties agree that such disclosure or use of Confidential Information in violation of this Agreement shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement.

      6. You represent and warrant that (i) you are not a party to any written or oral agreement or commitment with respect to the sale, merger or other disposition of the Company or its assets to a third party and (ii) the execution, delivery and performance of this Agreement will not violate, interfere with or conflict with any instrument, agreement, undertaking or understanding (oral or written) to which you are a party or any judgment, decree, statute, rule or regulation binding upon you.

      7. The obligations, covenants and duties imposed by this Agreement shall remain in full force and effect for the period of time in which you have in your possession or under your control any Confidential Information and for a period of one year thereafter, but shall terminate immediately in the event the Transaction is completed.

      8. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed within such State. This Agreement may not be modified or changed except in a writing executed by the parties.

                                            Sincerely,

                                            Talk.com, Inc.


                                            By:   /s/ Aloysius T. Lawn IV
                                                   -----------------------------
                                            Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------

AGREED TO AND ACCEPTED as of the
24 day of March , 2000.
--        -----

Access One Communications Corp.

By:    /s/ Kenneth  Baritz
       -----------------------------
Name:  Kenneth  Baritz
       -----------------------------
Title: CEO
       -----------------------------